Exhibit 99.1

On October 24, 2012, XPO Logistics, Inc. (“XPO Logistics” or the “Company”) and its wholly-owned subsidiary, XPO Logistics, LLC, entered into a definitive asset purchase agreement (the “Agreement”) with Turbo Logistics, Inc. (“Turbo Logistics”), Turbo Dedicated, Inc. (“Turbo Dedicated”, and together with Turbo Logistics, “Turbo”), Ozburn-Hessey Logistics, LLC, and OHH Acquisition Corporation (collectively, the “Sellers”). Turbo primarily operates a non-asset-based, third party logistics business in Gainesville, Ga.; Reno, Nev.; Chicago, Ill.; and Dallas, Texas. Pursuant to the Agreement, on October 24, 2012 the Company purchased substantially all of the assets of Turbo for total cash consideration of $50.075 million, excluding any working capital adjustments, with no assumption of debt (the “Transaction”). The assets acquired pursuant to the Agreement included rights under certain contracts, intellectual property, equipment, accounts receivable, and other related assets.

The following unaudited pro forma condensed combined financial statements and related notes combine the historical consolidated balance sheets and statements of operations of XPO Logistics and the combined balance sheets and statements of operations of Turbo. For purposes of preparing the unaudited pro forma condensed combined financial statements, XPO Logistics has combined the XPO Logistics consolidated statement of operations for the twelve months ended December 31, 2011 and the condensed consolidated statement of operations for the six months ended June 30, 2012 with Turbo’s combined statement of operations for each respective period.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2011 and the six months ended June 30, 2012 give effect to the Transaction as if it had occurred on January 1, 2011. The unaudited pro forma condensed combined balance sheet assumes that the Transaction was completed on June 30, 2012. The unaudited pro forma condensed combined balance sheet and condensed combined statement of operations of XPO Logistics as of and for the six months ended June 30, 2012 were derived from its unaudited condensed consolidated financial statements as of June 30, 2012 (as filed on Form 10-Q with the SEC on August 7, 2012). The unaudited pro forma condensed combined statement of operations of XPO Logistics for the twelve months ended December 31, 2011 was derived from the audited consolidated financial statements of XPO Logistics for the year ended December 31, 2011 (as filed on Form 10-K with the SEC on March 1, 2012). The unaudited pro forma condensed combined balance sheet and condensed combined statement of operations of Turbo as of and for the six months ended June 30, 2012 were derived from its unaudited combined financial statements as of June 30, 2012. The unaudited pro forma condensed combined statement of operations of Turbo for the twelve months ended December 31, 2011 was derived from its audited combined financial statements of Turbo for the twelve months ended December 31, 2011.

The historical consolidated financial information of XPO Logistics and the combined financial information of Turbo have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the Transaction, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. The pro forma events may not be indicative of actual events that would have occurred had the combined businesses been operating as a separate and independent business and may not be indicative of future events which may occur. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not intended to represent or be indicative of what the combined company’s financial position or results of income actually would have been had the acquisition been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company. The unaudited pro forma condensed combined financial information reflects certain assumptions regarding the allocation of corporate costs by OHHAC (See Note 13 of the combined financial statements of Turbo in Exhibits 99.2 and 99.3); however, these allocated expenses may not be indicative of the actual expenses that would have been incurred had the combined businesses been operating as a separate and independent business and may not be indicative of future levels of expenses to be incurred. The unaudited pro forma condensed combined financial information does not include the impact of any revenue, cost or other operating synergies that may result from the Turbo acquisition.

XPO Logistics, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2012

(In thousands)

	XPO	Turbo	Pro Forma Adjustments		Pro Forma
	Historic	Historic	2(a)		Combined
ASSETS
Cash	190,712	136	(50,211)	(1)(2)	140,637
Accounts receivable, net of allowances	30,834	13,680	186	(5)	44,700
Prepaid expenses	732	28	—		760
Deferred tax asset, current	46	118	(118)	(2)	46
Income taxes receivable	2,497	—	—		2,497
Other current assets	719	402	(388)	(2)	733

Total current assets	225,540	14,364	(50,531)		189,373

Property, plant and equipment, net of accumulated depreciation	6,694	2,180	—		8,874
Goodwill	19,084	32,289	2,319	(3)	53,692
Identifiable intangible assets, net of accumulated amortization	8,902	2,135	10,390	(4)	21,427
Deferred tax asset, long-term	—	806	(806)	(2)	—
Other long-term assets	511	698	(680)	(2)	529

Total long-term assets	35,191	38,108	11,223		84,522

Total assets	260,731	52,472	(39,308)		273,895

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	8,329	12,010	—		20,339
Accrued salaries and wages	1,177	849	—		2,026
Accrued expenses, other	6,196	70	—		6,266
Current maturities of long-term debt and capital leases	28	747	(747)	(2)	28
Other current liabilities	1,026	—	1,205	(5)(8)	2,231

Total current liabilities	16,756	13,676	458		30,890

Long-term debt and capital leases, net of current maturities	103	57,759	(57,759)	(2)	103
Deferred tax liability, long-term	3,395	—	—		3,395
Other long-term liabilities	2,130	1,167	(1,118)	(6)	2,179

Total long-term liabilities	5,628	58,926	(58,877)		5,677

Stockholders’ equity:		—			—
Preferred stock	42,794	—	—		42,794
Common stock	17	—	—		17
Additional paid-in capital	241,962	—	—		241,962
Treasury stock	(107)	—	—		(107)
Accumulated (deficit) earnings	(46,319)	(20,130)	19,111	(7)(8)	(47,338)
Noncontrolling Interest	—	—	—		—

Total stockholders’ equity	238,347	(20,130)	19,111		237,328

Total liabilities and stockholders’ equity	260,731	52,472	(39,308)		273,895

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

XPO Logistics, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2012

(In thousands, except per share data)

	XPO	Turbo	Pro Forma Adjustments		Pro Forma
	Historic	Historic	3(a)		Combined
Revenue
Operating revenue	99,100	62,947	—		162,047
Expense
Direct expense	83,861	52,293	—		136,154

Gross Margin	15,239	10,654	—		25,893
Selling, general and administrative expenses	22,831	9,495	129	(1)	32,455
Impairment of goodwill	—	25,753	—		25,753

Operating loss	(7,592)	(24,594)	(129)		(32,315)
Other expense	5	—	—		5
Interest (income) expense	15	1,154	(1,199)	(2)	(30)

(Loss) income before income tax provision	(7,612)	(25,748)	1,070		(32,290)
Income tax (benefit) provision	259	(7,485)	—	(3)	(7,226)

Net (loss) income	(7,871)	(18,263)	1,070		(25,064)
Undeclared cumulative preferred dividends	(1,500)	—	—		(1,500)
Preferred stock beneficial conversion charge and dividends	—	—	—		—

Net (loss) income available to common shareholders	(9,371)	(18,263)	1,070		(26,564)

Basic earnings per common share
Income from continuing operations	(0.56)	—	—		(1.60)
Net (loss) income	(0.56)	—	—		(1.60)
Diluted earnings per common share		—
Income from continuing operations	(0.56)	—	—		(1.60)
Net (loss) income	(0.56)	—	—		(1.60)
Weighted average common shares outstanding		—
Basic weighted average common shares outstanding	16,629	—	—		16,629
Diluted weighted average common shares outstanding	16,629	—	—		16,629

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

XPO Logistics, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Twelve Months Ended December 31, 2011

(In thousands, except per share data)

	XPO	Turbo	Pro Forma Adjustments		Pro Forma
	Historic	Historic	3(a)		Combined
Revenue
Operating revenue	177,076	125,588	—		302,664
Expense		—			—
Direct expense	147,298	103,730	—		251,028

Gross Margin	29,778	21,858	—		51,636
Selling, general and administrative expenses	28,054	17,076	975	(1)	46,105

Operating (loss) income	1,724	4,782	(975)		5,531
Other expense	56	—	—		56
Interest (income) expense	191	2,243	(2,290)	(2)	144

Income before income tax provision	1,477	2,539	1,315		5,331
Income tax provision	718	1,370	500	(4)	2,588

Net income	759	1,169	815		2,743
Undeclared cumulative preferred dividends	—	—	—		—
Preferred stock beneficial conversion charge and dividends	(45,336)	—	—		(45,336)

Net (loss) income available to common shareholders	(44,577)	1,169	815		(42,593)

		—
Basic earnings per common share		—
Income from continuing operations	(5.41)	—	—		(5.16)
Net (loss) income	(5.41)	—	—		(5.16)
Diluted earnings per common share		—
Income from continuing operations	(5.41)	—	—		(5.16)
Net (loss) income	(5.41)	—	—		(5.16)
Weighted average common shares outstanding		—
Basic weighted average common shares outstanding	8,247	—	—		8,247
Diluted weighted average common shares outstanding	8,247	—	—		8,247

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Data

(Dollar Amounts are Presented in Thousands)

(1)	Purchase Price

The estimated purchase price of $50.075 million and the allocation of the estimated purchase price discussed below are preliminary, and subject to certain post-closing adjustments including a potential adjustment to working capital. A final determination of required adjustments will be made based upon the final evaluation of the fair value of our tangible and identifiable intangible assets acquired and liabilities assumed. The purchase price will be adjusted by the amount by which the final working capital as of the closing date is different from the target working capital per the Agreement.

The following table summarizes the purchase price allocation adjustments of the assets acquired and liabilities assumed as if the acquisition date was June 30, 2012. The final allocation of the purchase price will be determined at a later date and is dependent on a number of factors, including the final evaluation of the fair value of tangible and identifiable intangible assets acquired and liabilities assumed. An independent third-party appraiser assisted in performing a preliminary valuation of the identifiable intangible assets and upon a final valuation the purchase price allocation will be adjusted. Such final adjustments, including increases to amortization resulting from the allocation of the purchase price to amortizable intangible assets, may be material. Adjustments to the fair value of intangible assets acquired and liabilities assumed will impact the value of goodwill recognized in the transaction, and the adjustment to goodwill may be material. For illustrative purposes the preliminary allocation of the purchase price to the fair value of Turbo’s assets acquired and liabilities assumed assuming the acquisition date was June 30, 2012 is presented as follows.

Description
Estimated purchase price	$50,075
Less: Carrying value of Turbo net assets acquired(a)	(2,942)
Less: Fair value of Trademarks / Trade Names	(725)
Less: Fair value of Non Compete Agreements	(1,800)
Less: Fair value of Customer Relationships	(10,000)

Fair value of Goodwill	$34,608

(a)	Management believes the historical carrying amounts approximate fair value. The calculation of the carrying value of Turbo net assets acquired is as follows:

Description
Carrying value of Turbo net assets	$(20,130)
Less: Assets not acquired	(2,128)
Plus: Liabilities not assumed	58,506
Less: Historic intangible assets	(2,135)
Less: Historic goodwill	(32,289)
Plus: Historic deferred rent liability	1,118

Carrying value of Turbo net assets acquired	$2,942

(2)	Description of Pro Forma Adjustments, as presented on the June 30, 2012 Balance Sheet

a.	Represents purchase price adjustments for the acquisition of Turbo as follows:

(1)	Represents an adjustment for the cash transaction price of $50,075.

(2)	Represents adjustments to the combined company for assets and liabilities of Turbo not acquired by XPO Logistics, including assets of $2,128 (consisting of $136 of cash, $388 of the current portion of notes receivable, $660 of the long-term portion of notes receivable, $20 of long-term deferred financing costs, $118 of the current deferred tax asset, and $806 of the long-term deferred tax asset) and $58,506 of long-term debt (consisting of $747 of the current portion of long-term debt and $57,759 of the non-current portion of long-term debt).

(3)	Eliminates goodwill recorded in the historical financial statements of Turbo of $32,289 and records the preliminary fair value of goodwill resulting from the pro forma allocation of the purchase price as if the acquisition had occurred using a preliminary estimate of $34,608. The adjustment represents the net impact to goodwill of $2,319. Goodwill resulting from the acquisition is not amortized, and will be assessed for impairment at least annually in accordance with applicable accounting guidance on goodwill.

(4)	Represents the preliminary allocation of purchase price to identifiable intangible assets, as follows:

Trademarks / Trade Names	$725
Non Compete Agreements	1,800
Customer Relationships	10,000

$12,525

The adjustment to identifiable intangible assets represents the net impact to intangible assets of $10,390, $12,525 as a result of the preliminary allocation of purchase price to identifiable intangible assets less the historical net identifiable intangible assets of $2,135.

(5)	Reflects adjustments to reclassify Turbo’s claims accrual of $186 to other current liabilities in accordance with XPO accounting policy.

(6)	Eliminates deferred rent recorded in the historical financial statements of Turbo of $1,118.

(7)	Reflects adjustments to eliminate Turbo’s historical shareholders’ equity of $20,130.

(8)	Reflects adjustments to account for transaction costs of $1,019 related to the Turbo acquisition.

(3)	Description of Pro Forma Adjustments, as presented on the six months ended June 30, 2012 and twelve months ended December 31, 2011 Statements of Operations

a.	Represents purchase price adjustments for the acquisition of Turbo as follows:

(1)	To record pro forma amortization expense of $513 and $1,750 for the six months ended June 30, 2012 and twelve months ended December 31, 2011 unaudited pro forma condensed combined statements of operations, respectively, on the portion of the purchase price allocated to intangible assets. Turbo had historic amortization of intangible assets of $384 and $775 for the six and twelve month periods, respectively. The pro forma adjustments show the respective incremental increases to amortization expense of $129 and $975 for the six months ended June 30, 2012 and twelve months ended December 31, 2011. Pro forma amortization is calculated as follows:

		Estimated Useful Life (years)	Estimated Amortization(a)
	Preliminary Fair Value		For the 6 months ended June 30, 2012	For the 12 months ended December 31, 2011
Trademarks / Trade Names	$725	0.75	$—	$725
Non Compete Agreements	1,800	8.00	113	225
Customer Relationships	10,000	12.50	400	800

	$12,525		$513	$1,750

(a)	Amortization expense has been calculated using the straight-line method over the estimated useful life.

(2)	Represents the removal of interest related to debt of Turbo not assumed in the Transaction of $1,199, and $2,290 for the six months ended June 30, 2012 and twelve months ended December 31, 2011 unaudited pro forma condensed combined statements of operations, respectively.

(3)	An income tax effect was not recorded related to the pro forma adjustments for the six months ended June 30, 2012. The Company did not record a tax benefit for the net operating losses incurred during this period due to a three year cumulative loss and the inability to project offsetting future taxable income. On a pro forma basis, the loss before income tax provision increases due to the addition of Turbo and as such no tax impact was applied to the respective pro forma adjustments.

(4)	Represents the income tax effect of the pro forma adjustments calculated using an estimated statutory tax rate of 38.0% (i.e., the United States statutory income tax rate of 35.0% plus an estimated blended state income tax rate of 3.0%).